Exhibit 32
Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of CareTrust REIT, Inc. (the “Company”) for the quarterly period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory K. Stapley, as President and Chief Executive Officer of the Company, and William M. Wagner, as Chief Financial Officer, Secretary and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory K. Stapley
Name:	Gregory K. Stapley
Title:	President and Chief Executive Officer
Date:	May 11, 2016

/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer, Treasurer and Secretary
Date:	May 11, 2016